UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ADCARE HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Ohio	31-1332119
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1145 Hembree Road Roswell, Georgia (Address of principal executive offices)	30076 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
10.875% Series A Cumulative Redeemable Preferred Stock, no par value per share	NYSE MKT

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-184534.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of 10.875% Series A Cumulative Redeemable Preferred Stock, no par value per share (the “Series A Preferred Stock”), of AdCare Health Systems, Inc., an Ohio corporation (the “Registrant”). The description of the Series A Preferred Stock to be registered hereunder is set forth under the caption “Description of the Series A Preferred Stock” in the Registrant’s Final Prospectus Supplement with respect to the Series A Preferred Stock (the “Prospectus Supplement”) dated November 6, 2012 and filed with the Securities and Exchange Commission on November 7, 2012 pursuant to Rule 424(b)(4) promulgated under the Securities Act of 1933, as amended, relating to the Registrant’s Registration Statement on Form S-3 (File No. 333-184534), which became effective on October 30, 2012. The Prospectus Supplement, including the description of the Series A Preferred Stock contained therein, is incorporated herein by reference.

Item 2.	Exhibits.

3.1

Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form SB (Registration No. 333-131542) filed February 3, 2006).

3.2	Code of Regulations of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form SB (Registration No. 333-131542) filed February 3, 2006).

3.3

Certificate of Amendment to Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011).

3.4	Affidavit, dated June 28, 2012 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on July 5, 2012).

3.5	Certificate of Amendment to Amended and Restated Articles of Incorporation of the Registrant dated November 1, 2012 (filed herewith).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Date: November 7, 2012	Chief Financial Officer

EXHIBIT INDEX

3.1

Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form SB (Registration No. 333-131542) filed February 3, 2006).

3.2	Code of Regulations of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form SB (Registration No. 333-131542) filed February 3, 2006).

3.3

Certificate of Amendment to Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011).

3.4	Affidavit, dated June 28, 2012 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on July 5, 2012).

3.5	Certificate of Amendment to Amended and Restated Articles of Incorporation of the Registrant dated November 1, 2012 (filed herewith).